Exhibit 99.1

Harris Corporation Reports Solid Fiscal 2012 Fourth Quarter Results

MELBOURNE, Florida, July 31, 2012 — Harris Corporation (NYSE:HRS) reported revenue in the fourth quarter of fiscal 2012 of $1.44 billion compared with $1.52 billion in the prior-year quarter. GAAP income from continuing operations was $137 million, or $1.20 per diluted share, compared with $134 million, or $1.06 per diluted share, in the prior year. As previously announced, the company approved a plan during the quarter to divest Broadcast Communications, which is now reported as discontinued operations. Non-GAAP income from continuing operations was $162 million, or $1.42 per diluted share, compared with $156 million, or $1.24 per diluted share, in the prior year, representing an increase in non-GAAP earnings per share of 15 percent. Non-GAAP amounts in this release exclude acquisition-related costs, and a reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 8, along with accompanying notes. Orders in the fourth quarter were $1.48 billion compared with $1.21 billion in the prior year.

“Harris fourth quarter results represented a solid finish to fiscal 2012,” said William M. Brown, president and chief executive officer. “Both income and earnings per share from continuing operations increased compared with the prior year, driven by operating improvement in all three segments and from a lower share count. Cash flow was particularly strong in the fourth quarter, contributing to excellent full year results.

“Although revenue declined as expected, orders in the quarter were higher than revenue and increased in all three segments with the strongest increase in Integrated Network Solutions. Our recent wins are encouraging as we enter a new fiscal year facing uncertainty in the government spending environment.”

Results for Full Fiscal Year

Revenue in fiscal 2012 was $5.45 billion, a one percent increase compared with $5.42 billion in the prior year. GAAP income from continuing operations was $559 million, or $4.80 per diluted share, compared with $600 million, or $4.69 per diluted share, in the prior year. Non-GAAP income from continuing operations was $605 million, or $5.20 per diluted share, compared with $636 million, or $4.98 per diluted share, in the prior year, representing an increase in non-GAAP earnings per share of 4 percent. Cash flow from operations was $853 million compared with $833 million in the prior year, and free cash flow was $619 million, compared with $508 million in the prior year.

RF Communications

Revenue in the fourth quarter for the RF Communications segment was $584 million compared with $628 million in the prior year. Tactical Communications revenue was $409 million, a decline of 13 percent compared with the prior year. Public Safety and Professional Communications revenue was $175 million, an increase of 12 percent compared with the prior year. Operating income for the RF Communications segment was $196 million compared with $191 million in the prior year. Operating margin was 33.5 percent compared with 30.4 percent in the prior year, improving as a result of lower manufacturing costs and operating expenses.

Orders for the segment totaled $529 million, including $356 million in Tactical Communications and $173 million in Public Safety and Professional Communications. Book-to-bill was .91 for the segment. At the end of the fourth quarter, backlog was $665 million in Tactical Communications and $635 million in Public Safety and Professional Communications.

During the quarter, Harris was awarded a 5-year, $400 million Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Special Operations Command and received three orders under the contract totaling $120 million for Falcon III® wideband radios. Major U.S. awards also included a 5-year, $26 million IDIQ contract to upgrade capabilities and provide ongoing support for the open-standard Joint Tactical Radio System (JTRS) Soldier Radio Waveform (SRW) software, originally developed by the JTRS program, and a $27 million order from the U.S. Army to upgrade Falcon III 117G wideband radios with the SRW software. International orders included $31 million from the Kingdom of Jordan for Falcon III and Falcon II® tactical radios for the next phase of a C4ISR system modernization. Harris also was awarded a contract with a potential value of $109 million under which we received a $32 million initial order from the San Francisco Municipal Transportation Authority to deploy a communications network to increase operational efficiencies, improve safety and provide interoperability with public safety agencies.

Integrated Network Solutions

Revenue in the fourth quarter for the Integrated Network Solutions segment was $379 million, a decrease of 10 percent compared with $419 million in the prior year. Strong growth in Healthcare Solutions and CapRock Communications was more than offset by a decline in IT Services revenue, primarily from the loss of the Patriot program and the completion of system and network integration services for the U.S. Army Materiel Command.

Operating income for the segment was $6 million compared with $4 million in the prior year. Non-GAAP operating income was $34 million compared with $33 million in the prior year. Strong operating improvement in CapRock Communications was offset by an operating income decline in IT Services.

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During the quarter, Harris was among multiple awardees for the 10-year, $20 billion ceiling value Chief Information Officer – Solutions and Partners IDIQ IT services contract from the National Institutes of Health. Significant maritime awards in CapRock Communications included a 5-year contract with Royal Caribbean Cruises Ltd. to provide global communications services on board 34 of its ships, and a 5-year contract with a customer in the Asia Pacific region covering 2,000 commercial vessels located around the globe. Awards also included $26 million in orders for satellite communications solutions under the Future COMSATCOM Services Acquisition (FCSA) contract.

Government Communications Systems

Revenue in the fourth quarter for the Government Communications Systems segment was $497 million compared with $500 million in the prior year. Year-over-year revenue increases from the GOES-R weather program, NASA’s Space Network Ground Segment Sustainment (SGSS) program, and classified programs were offset by lower revenue from Department of Defense customers. Operating income was $66 million compared with $63 million in the prior year. Operating margin was 13.3 percent compared with 12.7 percent in the prior year.

Major awards in the quarter included a 5-year contract to supply 81 ADS-B receiver payloads to be hosted on the Iridium NEXT constellation, which will provide a satellite-based aircraft tracking system to enhance global air traffic control; a 2-year follow-on contract with a potential value of $47 million for a strategic satellite terminal modernization program; and five awards from various classified customers totaling $137 million.

Earnings Guidance

The company reiterated its previous guidance for GAAP income from continuing operations for fiscal 2013 in the range of $5.10 to $5.30 per diluted share and for revenue of about flat to 2 percent growth compared with fiscal 2012.

Harris will host a conference call today, July 31, at 8:30 a.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2012 financial results. The dial-in numbers for the teleconference are (800) 901-5226 (U.S.) and (617) 786-4513 (International), using participant code 80430919. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants may listen to the call and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 12 p.m. ET on July 31.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the

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company has approximately $6 billion of annual revenue and about 17,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011 and for fiscal 2012 and fiscal 2011, in each case excluding charges for acquisition-related costs; the percentage increase in income from continuing operations per diluted share for the fourth quarter of fiscal 2012 compared with the fourth quarter of fiscal 2011 and for fiscal 2012 compared with fiscal 2011, in each case excluding charges for acquisition-related costs; free cash flow for fiscal 2012 and fiscal 2011, in each case excluding cash flow for capital expenditures; and operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011, in each case excluding charges for acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Attachments: Financial Statements (Eight tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2013; potential contract opportunities and awards; the potential value of contract awards; statements regarding outlook, including expected revenue, orders, and cash flow; and plans to divest Broadcast Communications. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general downturn in the global economy and U.S. government’s budget deficits and national debt; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, our managed satellite and terrestrial communications solutions; the timing and impact of anticipated dispositions of the company’s Cyber Integrated Solutions operation and Broadcast Communications business; the timing and amount of anticipated gains, losses, impairments and charges related to such dispositions; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further

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information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

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Table 1

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011
	(In millions, except per share amounts)
Revenue from product sales and services	$1,436.2	$1,521.0	$5,451.3	$5,418.4

Cost of product sales and services	(939.6)	(1,013.5)	(3,569.3)	(3,532.5)
Engineering, selling and administrative expenses	(253.2)	(277.1)	(940.9)	(890.9)
Non-operating income (loss)	(0.2)	(0.3)	11.5	(1.9)
Interest income	0.2	0.5	2.5	2.8
Interest expense	(27.3)	(26.2)	(113.2)	(90.4)

Income from continuing operations before income taxes	216.1	204.4	841.9	905.5
Income taxes	(80.0)	(71.4)	(286.0)	(306.8)

Income from continuing operations	136.1	133.0	555.9	598.7
Discontinued operations, net of income taxes	(7.6)	(0.1)	(528.1)	(11.6)

Net income	128.5	132.9	27.8	587.1
Noncontrolling interests, net of income taxes	0.6	0.6	2.8	0.9

Net income attributable to Harris Corporation	$129.1	$133.5	$30.6	$588.0

Net income per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$1.20	$1.07	$4.83	$4.73
Discontinued operations	(0.06)	—	(4.57)	(0.10)

	$1.14	$1.07	$0.26	$4.63

Diluted
Continuing operations	$1.20	$1.06	$4.80	$4.69
Discontinued operations	(0.07)	—	(4.54)	(0.09)

	$1.13	$1.06	$0.26	$4.60

Cash dividends paid per common share	$0.33	$0.25	$1.22	$1.00

Basic weighted average common shares outstanding	111.9	123.8	114.2	125.3
Diluted weighted average common shares outstanding	112.5	124.7	114.8	126.3

Table 2

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011
		(In millions)
Revenue
RF Communications	$583.6	$628.0	$2,144.1	$2,289.2
Integrated Network Solutions	379.0	419.2	1,571.2	1,445.3
Government Communications Systems	497.2	499.5	1,833.8	1,776.5
Corporate eliminations	(23.6)	(25.7)	(97.8)	(92.6)

	$1,436.2	$1,521.0	$5,451.3	$5,418.4

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$195.7	$190.7	$703.7	$787.0
Integrated Network Solutions	6.3	3.5	69.9	90.7
Government Communications Systems	66.1	63.2	256.2	227.0
Unallocated corporate expense	(22.6)	(20.3)	(81.8)	(87.8)
Corporate eliminations	(2.1)	(6.7)	(6.9)	(21.9)
Non-operating income (loss)	(0.2)	(0.3)	11.5	(1.9)
Net interest expense	(27.1)	(25.7)	(110.7)	(87.6)

	$216.1	$204.4	$841.9	$905.5

Table 3

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Fiscal Year Ended
	June 29, 2012	July 1, 2011
	(In millions)
Operating Activities
Net income	$27.8	$587.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	260.3	212.0
Share-based compensation	34.7	46.1
Non-current deferred income taxes	(55.8)	37.1
Impairment of goodwill and other long-lived assets	585.6	—
(Increase) decrease in:
Accounts and notes receivable	(15.2)	(42.9)
Inventories	(25.2)	(64.7)
Increase (decrease) in:
Accounts payable and accrued expenses	(33.8)	90.5
Advance payments and unearned income	23.8	47.6
Income taxes	51.7	(64.6)
Other	(1.0)	(15.1)

Net cash provided by operating activities	852.9	833.1

Investing Activities
Net cash paid for acquired businesses	(14.1)	(1,082.6)
Cash paid for cost-method investment	(1.0)	(10.0)
Additions of property, plant and equipment	(209.9)	(311.3)
Additions of capitalized software	(23.9)	(13.6)

Net cash used in investing activities	(248.9)	(1,417.5)

Financing Activities
Proceeds from borrowings	9.4	852.1
Repayments of borrowings	(34.3)	(0.7)
Proceeds from exercises of employee stock options	28.2	24.5
Repurchases of common stock	(473.5)	(256.1)
Cash dividends	(139.6)	(127.0)

Net cash provided by (used in) financing activities	(609.8)	492.8

Effect of exchange rate changes on cash and cash equivalents	(5.1)	3.3

Net decrease in cash and cash equivalents	(10.9)	(88.3)

Cash and cash equivalents, beginning of year	366.9	455.2

Cash and cash equivalents, end of year	$356.0	$366.9

Table 4

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 29, 2012	July 1, 2011
	(In millions)
Assets

Cash and cash equivalents	$356.0	$366.9
Receivables	750.2	836.5
Inventories	617.8	720.8
Income taxes receivable	12.0	57.3
Current deferred income taxes	160.5	171.0
Other current assets	71.2	64.3
Current assets of discontinued operations	632.7	—
Property, plant and equipment	659.4	872.8
Goodwill	1,695.3	2,381.4
Intangible assets	421.7	502.4
Non-current deferred income taxes	80.3	5.7
Other non-current assets	135.7	193.7

	$5,592.8	$6,172.8

Liabilities and Equity

Short-term debt	$159.4	$180.0
Accounts payable	381.0	450.8
Compensation and benefits	229.1	266.2
Other accrued items	269.6	295.8
Advance payments and unearned income	221.5	232.8
Income taxes payable	12.0	—
Current deferred income taxes	0.8	—
Current portion of long-term debt	4.8	4.9
Current liabilities of discontinued operations	136.2	—
Long-term debt	1,883.0	1,887.2
Long-term contract liability	109.5	120.9
Other long-term liabilities	239.8	222.2
Equity	1,946.1	2,512.0

	$5,592.8	$6,172.8

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; engineering, selling and administrative expenses; income from continuing operations before income taxes; income taxes; income from continuing operations; income from continuing operations attributable to Harris Corporation; and income from continuing operations per diluted common share attributable to Harris Corporation common shareholders, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statement of Income

(Unaudited)

	Quarter Ended June 29, 2012			Quarter Ended July 1, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,436.2	$—	$1,436.2	$1,521.0	$—	$1,521.0

Cost of product sales and services	(939.6)	—	(939.6)	(1,013.5)	—	(1,013.5)
Engineering, selling and administrative expenses (A)	(253.2)	27.8	(225.4)	(277.1)	29.6	(247.5)
Non-operating loss	(0.2)	—	(0.2)	(0.3)	—	(0.3)
Interest income	0.2	—	0.2	0.5	—	0.5
Interest expense	(27.3)	—	(27.3)	(26.2)	—	(26.2)

Income from continuing operations before income taxes	216.1	27.8	243.9	204.4	29.6	234.0
Income taxes (B)	(80.0)	(2.7)	(82.7)	(71.4)	(6.9)	(78.3)

Income from continuing operations	136.1	25.1	161.2	133.0	22.7	155.7
Noncontrolling interests, net of income taxes	0.6	—	0.6	0.6	—	0.6

Income from continuing operations attributable to Harris Corporation	$136.7	$25.1	$161.8	$133.6	$22.7	$156.3

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$1.20	$0.22	$1.42	$1.06	$0.18	$1.24

	Fiscal Year Ended June 29, 2012			Fiscal Year Ended July 1, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$5,451.3	$—	$5,451.3	$5,418.4	$—	$5,418.4

Cost of product sales and services	(3,569.3)	—	(3,569.3)	(3,532.5)	—	(3,532.5)
Engineering, selling and administrative expenses (A)	(940.9)	58.2	(882.7)	(890.9)	46.6	(844.3)
Non-operating income (loss)	11.5	—	11.5	(1.9)	—	(1.9)
Interest income	2.5	—	2.5	2.8	—	2.8
Interest expense	(113.2)	—	(113.2)	(90.4)	—	(90.4)

Income from continuing operations before income taxes	841.9	58.2	900.1	905.5	46.6	952.1
Income taxes (B)	(286.0)	(11.9)	(297.9)	(306.8)	(9.8)	(316.6)

Income from continuing operations	555.9	46.3	602.2	598.7	36.8	635.5
Noncontrolling interests, net of income taxes	2.8	—	2.8	0.9	—	0.9

Income from continuing operations attributable to Harris Corporation	$558.7	$46.3	$605.0	$599.6	$36.8	$636.4

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$4.80	$0.40	$5.20	$4.69	$0.29	$4.98

Table 6

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Business Segment Information

(Unaudited)

	Quarter Ended June 29, 2012			Quarter Ended July 1, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$583.6	$—	$583.6	$628.0	$—	$628.0
Integrated Network Solutions	379.0	—	379.0	419.2	—	419.2
Government Communications Systems	497.2	—	497.2	499.5	—	499.5
Corporate eliminations	(23.6)	—	(23.6)	(25.7)	—	(25.7)

	$1,436.2	$—	$1,436.2	$1,521.0	$—	$1,521.0

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$195.7	$—	$195.7	$190.7	$—	$190.7
Integrated Network Solutions (C)	6.3	27.8	34.1	3.5	29.6	33.1
Government Communications Systems	66.1	—	66.1	63.2	—	63.2
Unallocated corporate expense	(22.6)	—	(22.6)	(20.3)	—	(20.3)
Corporate eliminations	(2.1)	—	(2.1)	(6.7)	—	(6.7)
Non-operating loss	(0.2)	—	(0.2)	(0.3)	—	(0.3)
Net interest expense	(27.1)	—	(27.1)	(25.7)	—	(25.7)

	$216.1	$27.8	$243.9	$204.4	$29.6	$234.0

	Fiscal Year Ended June 29, 2012			Fiscal Year Ended July 1, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$2,144.1	$—	$2,144.1	$2,289.2	$—	$2,289.2
Integrated Network Solutions	1,571.2	—	1,571.2	1,445.3	—	1,445.3
Government Communications Systems	1,833.8	—	1,833.8	1,776.5	—	1,776.5
Corporate eliminations	(97.8)	—	(97.8)	(92.6)	—	(92.6)

	$5,451.3	$—	$5,451.3	$5,418.4	$—	$5,418.4

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$703.7	$—	$703.7	$787.0	$—	$787.0
Integrated Network Solutions (C)	69.9	58.2	128.1	90.7	46.6	137.3
Government Communications Systems	256.2	—	256.2	227.0	—	227.0
Unallocated corporate expense	(81.8)	—	(81.8)	(87.8)	—	(87.8)
Corporate eliminations	(6.9)	—	(6.9)	(21.9)	—	(21.9)
Non-operating income (loss)	11.5	—	11.5	(1.9)	—	(1.9)
Net interest expense	(110.7)	—	(110.7)	(87.6)	—	(87.6)

	$841.9	$58.2	$900.1	$905.5	$46.6	$952.1

Table 7

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

Reconciliation of FY ‘12 Income from Continuing Operations per Diluted Share Attributable to

Harris Corporation Common Shareholders to FY ‘12 Non-GAAP Income from Continuing Operations per Diluted Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

	Fiscal Year
	2012 (Actual)	2013 (Guidance)
GAAP income from continuing operations per diluted share attributable to Harris Corporation common shareholders	$4.80	$5.10 to $5.30
Charges associated with acquisitions (D)	.40	—

Non-GAAP income from continuing operations per diluted share attributable to Harris Corporation common shareholders	$5.20	$5.10 to $5.30

Table 8

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

Free Cash Flow Calculations

(Unaudited)

	Fiscal Year Ended
	June 29, 2012	July 1, 2011
	(In millions)
Net cash provided by operating activities	$852.9	$833.1
Less capital expenditures	(233.8)	(324.9)

Free cash flow	$619.1	$508.2

HARRIS CORPORATION

FY ‘12 Fourth Quarter Summary

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Notes to tables 5 through 8:

Note A – Adjustments to engineering, selling and administrative expenses for the quarter ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”) ($17.1 million combined) and Carefx Corporation (“Carefx”) ($10.7 million). Adjustments to engineering, selling and administrative expenses for the fiscal year ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($45.2 million combined) and Carefx ($13.0 million). Adjustments to engineering, selling and administrative expenses for the quarter ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, the terrestrial network infrastructure assets of the government business of Core180, Inc. (the “Core180 Infrastructure”) ($27.3 million collectively) and Carefx ($2.3 million). Adjustments to engineering, selling and administrative expenses for the fiscal year ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, the Core 180 Infrastructure ($44.3 million collectively) and Carefx ($2.3 million).

Note B – Adjustments to our income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.

Note C – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($17.1 million combined) and Carefx ($10.7 million). Adjustments to our Integrated Network Solutions segment operating income for the fiscal year ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($45.2 million combined) and Carefx ($13.0 million). Adjustments to our Integrated Network Solutions segment operating income for the quarter ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, the Core180 Infrastructure ($27.3 million collectively) and Carefx ($2.3 million). Adjustments to our Integrated Network Solutions segment operating income for the fiscal year ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, the Core180 Infrastructure ($44.3 million collectively) and Carefx ($2.3 million).

Note D – Adjustment for pre-tax charges of $58.2 million ($.40 per diluted common share) for fiscal 2012 related to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS and Carefx.